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                                                                    EXHIBIT 23.1


                          Independent Auditors' Consent
                          -----------------------------

The Board of Directors
Nuevo Energy Company:

We consent to the use of our report incorporated by reference herein and to the reference to our firm under the heading "Experts" in this Form S-3 registration statement.

As discussed in Note 2 to the consolidated financial statements, effective January 1, 2000, the Company changed its method of accounting for its processed fuel oil and natural gas liquids inventories. Also discussed in Note 2, effective January 1, 2001, the Company changed its method of accounting for derivative instruments.

                                             KPMG LLP


Houston, Texas
November 15, 2002